                                                                       EXHIBIT 1
                                                                  Execution Copy


                                MGM GRAND, INC.

                            (a Delaware corporation)

                   9 3/4% Senior Subordinated Notes Due 2007

                               PURCHASE AGREEMENT

                                  May 22, 2000


Banc of America Securities LLC
Deutsche Bank Securities Inc.
     as Representatives of the several Underwriters
231 South LaSalle Street
Chicago, Illinois 60697

Dear Sirs:

     MGM Grand, Inc., a Delaware corporation (the "Company"), confirms its agreement with Banc of America Securities LLC, Deutsche Bank Securities Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Banc of America Securities LLC and Deutsche Bank Securities Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $710,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Notes due 2007 (the "Notes").

     At the Company's request, the Underwriters have agreed to reserve up to $60,000,000 in aggregate principal amount of the Notes (the "Directed Securities") for offer and sale, in accordance with the terms and conditions of the Prospectus and the rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD"), to certain officers, directors and affiliates of the Company and Mirage (collectively, the "Participants"). It is understood that any allocation of such Directed Securities among the Participants will be made in accordance with timely directions received by the Representatives from the Company (the "Directed Securities Program"). It is further understood that any Directed Securities which are not orally confirmed for purchase by any Participant by the end of the second business day following the date this Agreement is executed will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

     The Notes are to be issued pursuant to an indenture (the "Indenture") between the Company, certain subsidiaries of the Company (the "Company Subsidiary Guarantors") who have guaranteed, pursuant to guarantees included in the Indenture (the "Company Subsidiary Guarantees"), the interest and other amounts payable on the Notes and The Bank of New York, as trustee (the "Trustee").

     The Company intends to acquire Mirage Resorts, Incorporated, a Nevada corporation ("Mirage"), pursuant to an Agreement and Plan of Merger dated as of March 6, 2000 (the "Merger Agreement") by and among Mirage, the Company and a wholly owned subsidiary of the Company. The net proceeds from the sale of the Notes will be used to repay, upon consummation of the acquisition of Mirage (the "Merger"), a portion of the outstanding borrowings under Mirage's existing senior credit facility. Upon the consummation of the Merger, (i) a Company Subsidiary Guarantor will be merged with and into Mirage pursuant to which Mirage will become a wholly owned subsidiary of the Company and (ii) certain of the Company Subsidiary Guarantors will be merged with and into certain of Mirage's domestic subsidiaries (the "Mirage Subsidiary Mergers"). Immediately following the consummation of the Merger, Mirage and certain of its domestic subsidiaries that are required to guarantee the interest and other amounts payable under the Notes pursuant to the Indenture (collectively, the "Mirage Guarantors" and, together with the Company Subsidiary Guarantors, the "Subsidiary Guarantors"), each will execute and deliver to the Trustee a supplemental indenture (in form and substance reasonably satisfactory to the Trustee) (the "Supplemental Indenture") pursuant to which such Mirage Guarantor will assume the obligations of the Company Subsidiary Guarantor that was merged with and into such Mirage Guarantor including the obligations under this Agreement, the Indenture and the Company Subsidiary Guarantee executed by such Company Subsidiary Guarantor (such assumed guarantees, the "Mirage Guarantees" and, together with the Company Subsidiary Guarantees, the "Subsidiary Guarantees").

     The Company and the Company Subsidiary Guarantors have filed with the Securities and Exchange Commission (the "Commission") a registration statement (as amended to the date of this Agreement, the "Registration Statement") on Form S-3 (No. 333-33200) including a prospectus relating to the registration of debt and common stock of the Company, including the Notes and the Subsidiary Guarantees pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and have filed with, mailed for filing to, or shall promptly hereafter file with or transmit to the Commission a final prospectus supplement specifically relating to the Notes and the Subsidiary Guarantees pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). The term "Basic Prospectus" means the prospectus (other than the prospectus supplement specifically relating to the Notes and the Subsidiary Guarantees) included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the final prospectus supplement specifically relating to the Notes and the Subsidiary Guarantees. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Notes and the Subsidiary Guarantees, together with the Basic Prospectus.

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Basic Prospectus, the Prospectus or the preliminary prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Basic Prospectus, the Prospectus or the preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus, the Prospectus or the preliminary prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or the rules and regulations of the Commission under the 1934 Act (the "1934 Act

Regulations") which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

     The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     SECTION 1.  Representations and Warranties.
                 ------------------------------

          The Company and the Company Subsidiary Guarantors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the date on which the Closing Time (as defined in Section 2 below) occurs (such latter date, the "Closing Date") as follows:

                 (a) At the time the Registration Statement became effective and at the Closing Time, the Registration Statement and the Prospectus complied or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at Closing Time, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus.

                 (b) The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (c) The financial statements of the Company included in the Registration Statement and the Prospectus present fairly the respective financial positions of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the Company's ratio of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

               (d) The financial statements of Mirage included in the Registration Statement and the Prospectus present fairly the respective financial positions of Mirage and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and Mirage's ratio of earnings to fixed charges (actual and, if any, pro forma) included in the Prospectus have been calculated in compliance with
Item 503(d) of Regulation S-K of the Commission.

                 (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of (A) the Company and its subsidiaries considered as one enterprise or (B) Mirage and its subsidiaries considered as one enterprise, in each case, whether or not arising in the ordinary course of business, (ii) there have been no transactions entered into by the Company or any of its subsidiaries or by Mirage or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries or Mirage and its subsidiaries, in each case, considered as one enterprise, and
(iii) there has been no dividend or distribution of any kind declared, paid or made by either the Company or Mirage on any class of its capital stock.

                 (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is (and after the consummation of the Merger, will be) required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries (after giving effect to the consummation of the Merger) considered as one enterprise.

                 (g) Mirage has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and Mirage is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of Mirage and its subsidiaries considered as one enterprise.

                 (h) Except in connection with the operation of MGM Grand Australia Pty, Ltd. and MGM South Africa Pty, Ltd., the Company does not own, lease or license any asset or property or conduct any business outside the United States of America other than in connection with foreign marketing offices that are incidental to the Company's marketing activities. Each of the subsidiaries of the Company listed on Schedule C hereto (collectively, the "Company Subsidiaries" and, individually, each a "Company Subsidiary") has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of its state or other jurisdiction of incorporation or formation. Each Company Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or property (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its subsidiaries considered as one enterprise. Except through the Company's interest in The MGM Grand Bally's Monorail LLC, the Company does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than the Company Subsidiaries. All of the issued and outstanding capital stock of each Company Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for Liens currently securing Senior Indebtedness (as defined below), which Liens shall be released contemporaneously with the consummation of the Merger, and Permitted Liens under the Indenture). The term "Senior Indebtedness" as used herein shall have the meaning assigned to such term under "Description of the Notes" in the Prospectus.

                 (i) Mirage does not own, lease or license any asset or property or conduct any business outside the United States of America. Each of the subsidiaries of Mirage listed on Schedule D hereto (collectively, the "Mirage Subsidiaries" and, individually, each a "Mirage Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of its state or other jurisdiction of incorporation. Each Mirage Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or property (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of Mirage and its subsidiaries considered as one enterprise. Except through Mirage's interest in the Victoria Partners, a Nevada general partnership and Marina District Development Company, Mirage does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization other than the Mirage Subsidiaries. All of the issued and outstanding capital stock of each Mirage Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Mirage, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for Permitted Liens under the Indenture).

                 (j) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities referred to in the Prospectus); and the shares of issued and outstanding common stock have been duly authorized and validly issued and are fully paid and non-assessable.

                 (k) Each of the Company and Mirage, the Company Subsidiaries and the Mirage Subsidiaries (collectively, the "Post-Merger Subsidiaries") has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any foreign, federal, state or local law (including the Nevada Gaming Control Act, the New Jersey Casino Control Act, the Michigan Gaming Control Act, the Mississippi Gaming Control Act, the Gaming Control Act of 1933 of the Northern Territory of Australia and the rules and regulations thereunder and any similar laws and regulations governing any aspect of legalized gaming in any foreign, federal, state or local jurisdiction (collectively, the "Gaming Laws")), to own, lease and license its assets and properties and to conduct its business, but only to the extent the same are currently conducted and operated as described in the Registration Statement and the Prospectus, and, except to the extent disclosed in the Registration Statement and the Prospectus with respect to Gaming Laws, to consummate the Merger and the Mirage Subsidiary Mergers and to issue the Notes and execute the Subsidiary Guarantees. Except to the extent disclosed in the Registration Statement and the Prospectus with respect to Gaming Laws, the Company and each of the Post-Merger Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect to such authorizations, approvals, consents, orders, licenses, certificates and permits, and neither the Company, nor any Post-Merger Subsidiary is in violation of any term or provision of any such authorizations, approvals, consents, orders, licenses, certificates or permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder thereof. Neither the Company nor any of the Post-Merger Subsidiaries has any reason to believe that any governmental or regulatory body is considering modifying, limiting, conditioning, suspending, revoking or not renewing any such authorizations, approvals, consents, orders, licenses, certificates or permits of the Company or any of the Post-Merger Subsidiaries or that such governmental or regulatory bodies are investigating the Company or any of the Post-Merger Subsidiaries or related parties (other than normal overseeing reviews by such bodies incident to the gaming activities and casino management activities of the Company and the Post-Merger Subsidiaries).

                 (l) Neither the Company nor any Post-Merger Subsidiary is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Post-Merger Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Post-Merger Subsidiary is subject except for any violation or default which, individually or in the aggregate, would not have a material adverse effect on the Company and the Post-Merger Subsidiaries considered as one enterprise; and the execution, delivery and performance by the Company and each of the Subsidiary Guarantors party to this Agreement, the Indenture, the Supplemental Indenture, the Notes, the Subsidiary Guarantees and the Merger Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Post-Merger Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Post-Merger Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Post-Merger Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Post-Merger Subsidiary or any applicable law, administrative regulation or administrative or court decree.

                 (m) No labor dispute with the employees of the Company or any Post-Merger Subsidiary exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or Mirage's principal suppliers, manufacturers or contractors which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise or Mirage and the Mirage Subsidiaries considered as one enterprise, as applicable.

                 (n) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Post-Merger Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of (i) the Company and the Company Subsidiaries considered as one enterprise or (ii) Mirage and the Mirage Subsidiaries considered as one enterprise, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Merger Agreement; all pending legal or governmental proceedings to which the Company or any Post-Merger Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or any Post-Merger Subsidiary which are required to be filed as exhibits to the Registration Statement or otherwise included by the 1933 Act or by the 1933 Act Regulations which have not been so filed or included.

                 (o) The Company and the Post-Merger Subsidiaries own, have incidental rights to or possess the right to use to the extent necessary in their businesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "proprietary rights") presently employed by them in connection with the business now operated by them, and neither the Company nor any Post-Merger Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, or of any facts which would render any proprietary rights invalid or inadequate to protect the interest of the Company or any Post-Merger Subsidiary therein, and which failure, infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Company Subsidiaries considered as one enterprise or Mirage and the Mirage Subsidiaries considered as one enterprise.

                 (p) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Notes or the execution of the Subsidiary Guarantees or the consummation of the Merger or the Mirage Subsidiary Mergers, other than as required under Gaming Laws which have been obtained or as disclosed in the Registration Statement and the Prospectus, and except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the qualification of the Indenture under the 1939 Act.

                 (q) The Merger Agreement has been duly authorized, executed and delivered by each of the parties thereto and constitutes a valid and binding agreement of each party thereto, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                 (r) This Agreement has been duly authorized by the Company and the Company Subsidiary Guarantors, and at the Closing Time, will be duly executed and delivered by the Company and the Company Subsidiary Guarantors, and will constitute a valid and binding agreement of the Company and the Company Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                 (s) The Indenture has been duly authorized by the Company and the Company Subsidiary Guarantors and, at the Closing Time, will have been duly qualified under the 1939 Act and duly executed and delivered by the Company and the Company Subsidiary Guarantors and, at such time, will constitute valid and binding agreements of the Company and the Company Subsidiary Guarantors, enforceable against them in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                 (t) Immediately upon the consummation of the Merger and the Mirage Subsidiary Mergers, this Agreement, the Indenture and, upon its execution and delivery, the Supplemental Indenture, will constitute valid and binding agreements of the respective Mirage Guarantors, enforceable against them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                 (u) The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                 (v) The Company has all requisite corporate power and authority to enter into this Agreement and the Indenture and to carry out the provisions and conditions hereof and thereof.

                 (w) Each Company Subsidiary Guarantor has all requisite corporate or limited liability company power and authority to enter into this Agreement and the Indenture and to carry out the provisions and conditions hereof and thereof.

                 (x) Each Mirage Guarantor has all requisite corporate or limited liability company power and authority to enter into the Supplemental Indenture and to assume the obligations of the respective Company Subsidiary Guarantors under this Agreement and the Indenture (including the Subsidiary Guarantees therein).

                 (y) Each party to the Merger Agreement and each agreement providing for the Mirage Subsidiary Mergers (each a "Subsidiary Merger Agreement" and, collectively, the "Subsidiary Merger Agreements") has all requisite power and authority to enter into the Merger Agreement or such Subsidiary Merger Agreement, as the case may be, and to carry out the provisions and conditions thereof.

                 (z) The Notes and the Indenture (including the Subsidiary Guarantees therein) will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

                 (aa) The Notes are and will be (i) subordinated in right of payment to all Senior Indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of the Company that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of the Company that may be subordinated to the Notes).

                 (bb) The Subsidiary Guarantee of each Subsidiary Guarantor is and will be (i) subordinated in right of payment to all Senior Indebtedness of the applicable Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter and (ii) equal in right of payment with all other indebtedness of such Subsidiary Guarantor that is outstanding on the date hereof or that may be incurred hereafter (except for future indebtedness of such Subsidiary Guarantor that may be subordinated to the Notes).

                 (cc) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters: Closing.
                 ------------------------------------------

          (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B hereto, the aggregate principal amount of Notes set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

          (b) Pursuant to Rule 15c6-1(d) under the 1934 Act, settlement of this offering will be six (6) business days following the execution of this Agreement (the "Settlement Date"). Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of the Company, 3799 Las Vegas Boulevard South, Las Vegas, Nevada, or at such other place as shall be agreed upon by the Representatives and the Company, at 6:00 A.M. (Las Vegas time) on Closing Date (unless postponed in accordance with the provisions of
Section 10) (such time and date of payment and delivery being herein called "Closing Time").

          (c) Payment shall be made to the Company by wire transfer to an account or sub-account designated by the Company prior to the Closing Time, against delivery to the Representatives for the respective accounts of the Underwriters of the Notes to be purchased by them. Global certificates representing the Notes shall be delivered to The Depository Trust Company ("DTC"). Interests in the Underwriters' Notes will be represented by book entries on the records of DTC as the Representatives may request not less than two full business days in advance of the Closing Date. The Company agrees to have the global certificates, if any, available for inspection by the Representatives in New York, New York, not later than 1:00 p.m. on the business day prior to the Closing Date.

     SECTION 3.  Covenants of the Company.
                 ------------------------

     The Company and each of the Company Subsidiary Guarantors, jointly and severally, covenants with each Underwriter as follows:

          (a) The Company will notify the Representatives immediately, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such Prospectus to which the Representatives or counsel for the Underwriters shall object.

          (c) The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

          (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

          (e) If any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

          (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 50 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

          (h) The Company will use the net proceeds received by it from the sale of the Notes to repay, upon consummation of the Merger, a portion of the outstanding borrowings under Mirage's existing senior credit facility.

          (i) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

          (j) During a period of 180 days from the Closing Date, the Company will not, without the Representatives' prior written consent, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Notes or securities similar to the Notes, or any securities convertible into or exchangeable or exercisable for any Notes or any such similar securities, except for Notes sold to the Underwriters pursuant to this Agreement.

          (k) The Company shall cause each Participant that purchases Directed Securities from the Underwriters and who is subject to any restriction under sections (b)(2) through (9) of Rule 2110 of the NASD Rules of Conduct, to furnish to the Representatives, prior to the Closing Time, a letter or letters, in form and substance satisfactory to the Representatives, pursuant to which each such Participant shall agree not to sell, transfer, assign, pledge or hypothecate any Directed Securities for a period of three months following the Closing Time.

          (l) The Company shall cause each of the Mirage Guarantors, upon the consummation of the Merger, to execute and deliver the Supplemental Indenture.

     SECTION 4.  Payment of Expenses.  The Company will pay all expenses
                 -------------------
incident to the performance of its obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery of this Agreement and the Indenture, (iii) the preparation, issuance and delivery of the certificates for the Notes to the Underwriters,
(iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, if any, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of a Blue Sky Survey, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (ix) any fees payable in connection with the rating of the Notes; and (x) the fee of the National Association of Securities Dealers, Inc. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the Underwriters hereunder are subject to the accuracy of the representations and warranties of the

Company and the Company Subsidiary Guarantors herein contained, to the performance by the Company and the Company Subsidiary Guarantors of their obligations hereunder, and to the following further conditions:

          (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (b) At Closing Time the Representatives shall have received:

               (1) The favorable opinion, dated as of Closing Time, of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit A hereto.

               (2) The favorable opinion, dated as of the Closing Time, of Peter Walsh, General Counsel of Mirage, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit B hereto.

               (3) The favorable opinion, dated as of the Closing Time, of Lionel, Sawyer & Collins, Nevada counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit C hereto.

               (4) The favorable opinion, dated as of the Closing Time, of Sterns & Weinroth, New Jersey Counsel for the Company in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit D hereto.

               (5) The favorable opinion of Dickinson Wright PLLC, Michigan counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit E hereto.

               (6) The favorable opinion of Eaton and Cottrell, Mississippi counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, and covering the matters described in Exhibit F hereto.

               (7) The favorable opinion, dated as of Closing Time, of Gibson, Dunn & Crutcher, counsel for the Underwriters, and covering the matters described in Exhibit G hereto.

          In giving their opinions required by subsections (b)(1) and (b)(7), respectively, of this Section, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP and Gibson, Dunn & Crutcher shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein and that part of the Registration Statement which constitutes the Trustee's Statement of Eligibility and Qualification under the 1939 Act (Form T-1), as to which counsel need make no statement), at the time it became effective or at the Closing Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries or the Company and the Post-Merger Subsidiaries, in each case, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the president or a vice president of the Company and of the secretary of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) all authorizations, approval or consents under the Gaming Laws necessary in connection with the offering, issuance and sale of the Notes, the execution of the Subsidiary Guarantees, the Merger and the Mirage Subsidiary Mergers have been obtained, (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (d) At the time of the execution of this Agreement, the Representatives shall have received from Arthur Andersen LLP, independent public accountants a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that (i) they are independent public accountants with respect to (A) the Company and its subsidiaries and (B) Mirage and its subsidiaries, in each case, within the meaning of the 1933 Act and the 1933 Act Regulations; (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations; (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that
(A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries and Mirage and its subsidiaries included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Registration Statement, or (B) the unaudited amounts of revenues, operating income, income from operations and net income set forth under "Selected Consolidated Financial and Other Date" in the Prospectus were not determined on a basis consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Representatives, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries and Mirage and its Subsidiaries, as applicable, identified in such letter.

          (e) At Closing Time the Representatives shall have received from Arthur Andersen LLP, independent public accountants a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

          (f) At Closing Time, the Notes shall be rated at least Ba2 by Moody's Investors Service, Inc. and BB+ by Standard & Poor's Ratings Group, and the Company shall have delivered to the Representatives (i) a letter, dated as of or prior to the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have such ratings; and (ii) a certificate from the Secretary of the Company certifying that to the knowledge of the Company, (A) since the date of such letter described in clause (i) above, there has not occurred a downgrading in the rating assigned to the Notes or any of the Company's other debt securities by any nationally recognized securities rating agency, and (B) no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Notes or any of the Company's other debt securities.

          (g) The board of directors of Mirage (as heretofore constituted) shall have approved the election of new directors of Mirage nominated by the Company and shall have approved the transactions contemplated by the Merger Agreement (in a manner which results in such transactions not constituting a "Change of Control" under the indentures to the Mirage Notes (as defined under "Description of the Notes-Certain Definitions" in the Prospectus)).

          (h) The Merger and each of the Mirage Subsidiary Mergers, as contemplated under the Merger Agreement and the Subsidiary Merger Agreements, respectively, shall be in a position to close promptly following the Closing Time, in accordance with the relevant agreements and all applicable laws (including Gaming Laws).

          (i) The Mirage Guarantors shall be in a position to execute the Supplemental Indenture immediately following the consummation of the Merger Agreement and the Subsidiary Merger Agreements.

          (j) The Company shall be in a position to satisfy all conditions precedent and to borrow under the Credit Facilities (as defined under "Description of the Notes-Certain Definitions" in the Prospectus), substantially concurrently with the closing of the Merger.

          (k) The trustees for the holders of the Senior Notes (as defined under "Description of the Notes-Certain Definitions" in the Prospectus) issued by the Company and the agent for the lenders under the Company's existing senior credit facilities shall have released, or taken all action necessary to release concurrently with the closing of the Merger, all liens on the assets of the Company and its subsidiaries securing such Senior Notes and existing senior credit facilities (or securing any guarantee thereof) under the now existing terms of the related indentures and existing senior credit facilities, without any amendment or consent from the holders thereof or the lenders thereunder, pursuant to arrangements acceptable to the Representatives.

          (l) At Closing Time, the Senior Notes (other than the Mirage Notes (as defined under "Description of the Notes-Certain Definitions" in the Prospectus)) shall be rated at least Baa3 by Moody's Investors Service, Inc. and BBB- by Standard & Poor's Ratings Group, and the Company shall have delivered to the Representatives (i) a letter, dated as of or prior to the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that such Senior Notes have such ratings; and (ii) a certificate from the Secretary of the Company certifying that to the knowledge of the Company,
(A) since the date of such letter described in clause (i) above, there has not occurred a downgrading in the rating assigned to such Senior Notes, and (B) no such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such Senior Notes.

          (m) The Representatives shall have received from each Participant that is subject to any restriction under sections (b)(2) through (9) of Rule 2110 of the NASD Rules of Conduct, a letter, in form and substance satisfactory to the Representatives, pursuant to which such Participant shall have agreed not to sell, transfer, assign, pledge or hypothecate any Directed Securities for a period of three months following the Closing Time.

          (n) At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

     SECTION 6.  Indemnification.
                 ---------------

          (a) The Company and the Company Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act and the 1934 Act as follows:

              (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

              (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company;

              (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent arising out of (A) the failure of any Participant to pay for any accept delivery of the Directed Securities sold pursuant to the Directed Securities Program which, immediately following the execution hereof, were subject to a properly confirmed agreement to purchase or
(B) the Directed Securities Program; and

              (iv) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by Banc of America Securities LLC), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company and the Company Subsidiary Guarantors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Notes to the Underwriters.

     SECTION 9.  Termination of Agreement.
                 ------------------------

          (a) The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Post-Merger Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in the common stock of the Company has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Nevada authorities.

          (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

     SECTION 10. Default by One or More of the Underwriters.  If one or more of
                 ------------------------------------------
the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the Notes, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the number of Defaulted Securities exceeds 10% of the Notes, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

     SECTION 11. Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Banc of America Securities LLC, 231 South LaSalle Street, Chicago, Illinois 60697, attention of Bruce R. Thompson, and Deutsche Bank Securities Inc., 31 West 52/nd/ Street, New York, New York 10019, attention Paul M. Whyte, and notices to the Company shall be directed to it at 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109, attention of Scott Langsner, Secretary, Treasurer.

     SECTION 12. Parties.  This Agreement shall each inure to the benefit of and
                 -------
be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. Governing Law and Time. This Agreement shall be governed by and
                 ----------------------
construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York City time.

     SECTION 14. Agreement Regarding Tracinda.  The Underwriters hereby agree
                 ----------------------------
that in the event (i) there is any breach or default or alleged breach or default by the Company under this Agreement or (ii) the Underwriters have or may have any claim arising from or relating to the terms hereof, the Underwriters shall not commence any lawsuit or otherwise seek to impose any liability whatsoever against Kirk Kerkorian or Tracinda Corporation (collectively, "Tracinda"), unless Tracinda shall have commenced a lawsuit or otherwise initiated any claim against the Underwriters arising from or relating to this Agreement (a "Tracinda Action"). The Underwriters hereby further agree that unless a Tracinda Action has been commenced: (i) Tracinda shall not have any liability whatsoever with respect to this Agreement or any matters relating to or arising from this Agreement, including any alleged breach of or default under this Agreement by the Company; and (ii) the Underwriters shall not assert or permit any party claiming through it to assert a claim or impose any liability against Tracinda as to any matter or thing arising out of or relating to this Agreement or any alleged breach or default under this Agreement by the Company. In addition, the Underwriters agree that Tracinda is not a party to this letter agreement.

  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.



                                        Very truly yours,

                                        MGM GRAND, INC.


                                        By: /s/ Scott Langsner
                                            _________________________________
                                            Name: Scott Langsner
                                            Title: Secretary/Treasurer

                    Joined in and agreed to and accepted by the following Company Subsidiary Guarantors as of the date first above written:

                    MGM Grand Hotel, Inc., a Nevada corporation
                    MGM Grand Movieworld, Inc., a Nevada corporation
                    Grand Laundry, Inc., a Nevada corporation
                    MGM Grand Advertising, Inc., a Nevada corporation
                    MGM Entertainment, Inc., a Nevada corporation
                    MGM Grand Monorail, Inc., a Nevada corporation
                    MGM Dist., Inc., a Nevada corporation
                    Destron, Inc., a Nevada corporation
                    Destron Marketing, Inc., a Nevada corporation
                    MGM Grand Merchandising, Inc., a Nevada corporation
                    MGM Grand Atlantic City, Inc., a New Jersey corporation MGM Grand Development, Inc., a Nevada corporation
                    MGM Grand Detroit, Inc., a Delaware corporation
                    New PRMA Las Vegas, Inc., a Nevada corporation
                    New York-New York Hotel and Casino, LLC,
                         a Nevada limited liability company
                    Metropolitan Marketing, LLC, a Nevada limited liability company
                    The Primadonna Company, LLC, a Nevada limited liability company
                    PRMA, LLC, a Nevada limited liability company
                    PRMA Land Development Company, a Nevada corporation PRMA-MS, Inc., a Nevada corporation
                    MGMGMR Acquisition, Inc., a Nevada corporation


                    By:  /s/ Scott Langsner
                         ---------------------------------
                         Name: Scott Langsner
                         Title: Secretary/Treasurer

                    MGM Acquisition Co. #1, a Nevada corporation
                    MGM Acquisition Co. #2, a Nevada corporation
                    MGM Acquisition Co. #3, a Nevada corporation
                    MGM Acquisition Co. #4, a Nevada corporation
                    MGM Acquisition Co. #5, a Nevada corporation
                    MGM Acquisition Co. #6, a Nevada corporation
                    MGM Acquisition Co. #7, a Nevada corporation
                    MGM Acquisition Co. #8, a Nevada corporation
                    MGM Acquisition Co. #9, a Nevada corporation
                    MGM Acquisition Co. #10, a Nevada corporation MGM Acquisition Co. #11, a Nevada corporation MGM Acquisition Co. #12, a Nevada corporation MGM Acquisition Co. #13, a Nevada corporation MGM Acquisition Co. #14, a Nevada corporation MGM Acquisition Co. #15, a Nevada corporation MGM Acquisition Co. #16, a Nevada corporation MGM Acquisition Co. #17, a Nevada corporation MGM Acquisition Co. #18, a Nevada corporation MGM Acquisition Co. #19, a Nevada corporation MGM Acquisition Co. #20, a Nevada corporation MGM Acquisition Co. #21, a Nevada corporation MGM Acquisition Co. #22, a Nevada corporation MGM Acquisition Co. #23, a Nevada corporation MGM Acquisition Co. #24, a Nevada corporation MGM Acquisition Co. #25, a Nevada corporation MGM Acquisition Co. #26, a Nevada corporation MGM Acquisition Co. #27, a Nevada corporation MGM Acquisition Co. #28, a Nevada corporation MGM Acquisition Co. #29, a Nevada corporation MGM Acquisition Co. #30, a Nevada corporation MGM Acquisition Co. #31, a Nevada corporation MGM Acquisition Co. #32, a Nevada corporation MGM Acquisition Co. #33, a Nevada corporation MGM Acquisition Co. #34, a Nevada corporation MGM Acquisition Co. #35, a Nevada corporation MGM Acquisition Co. #36, a Nevada corporation MGM Acquisition Co. #37, a Nevada corporation MGM Acquisition Co. #38, a Nevada corporation MGM Acquisition Co. #39, a Nevada corporation MGM Acquisition Co. #40, a Nevada corporation


                    By: /s/ Scott Langsner
                        ---------------------------------------
                        Name: Scott Langsner
                        Title: President, Secretary & Treasurer

                    MGM Acquisition Co. #41, a Nevada corporation MGM Acquisition Co. #42, a Nevada corporation MGM Acquisition Co. #43, a Nevada corporation MGM Acquisition Co. #44, a Nevada corporation MGM Acquisition Co. #45, a Nevada corporation MGM Acquisition Co. #46, a Nevada corporation MGM Acquisition Co. #47, a Nevada corporation MGM Acquisition Co. #48, a Nevada corporation MGM Acquisition Co. #49, a Nevada corporation MGM Acquisition Co. #50, a Nevada corporation MGM Acquisition Co. #51, a Nevada corporation MGM Acquisition Co. #52, a Nevada corporation MGM Acquisition Co. #53, a Nevada corporation MGM Acquisition Co. #54, a Nevada corporation MGM Acquisition Co. #55, a Nevada corporation MGM Acquisition Co. #56, a Nevada corporation


                    By: /s/ Scott Langsner
                        ---------------------------------
                        Name: Scott Langsner
                        Title: President, Secretary & Treasurer

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC


By: /s/ Bruce R. Thompson
    ------------------------
    Name:  Bruce R. Thompson
    Title: Managing Director

For itself and as a Representative of the other Underwriters named in Schedule A hereto.



DEUTSCHE BANK SECURITIES INC.


By: /s/ Carl A. Mayer, III
    ----------------------
    Name:  Carl A. Mayer, III
    Title: Managing Director

For itself and as a Representative of the other Underwriters named in Schedule A hereto.

                                   Schedule A
                                   ----------

--------------------------------------------------------------------------------
            Name of Underwriter                        Principal Amount of Notes
--------------------------------------------------------------------------------
Banc of America Securities LLC                            $    300,000,000
--------------------------------------------------------------------------------
Deutsche Bank Securities Inc.                                  200,000,000
--------------------------------------------------------------------------------
Morgan Stanley & Co. Incorporated                               30,000,000
--------------------------------------------------------------------------------
Banc One Capital Markets, Inc.                                  20,000,000
--------------------------------------------------------------------------------
Bear, Stearns & Co. Inc.                                        20,000,000
--------------------------------------------------------------------------------
CIBC World Markets Corp.                                        20,000,000
--------------------------------------------------------------------------------
Commerzbank Capital Markets Corp.                               20,000,000
--------------------------------------------------------------------------------
Merrill Lynch, Pierce, Fenner & Smith                           20,000,000
            Incorporated
--------------------------------------------------------------------------------
Salomon Smith Barney Inc.                                       20,000,000
--------------------------------------------------------------------------------
Scotia Capital Markets (USA) Inc.                               20,000,000
--------------------------------------------------------------------------------
SG Cowen Securities Corporation                                 20,000,000
--------------------------------------------------------------------------------
Wasserstein Perella Securities, Inc.                            20,000,000
--------------------------------------------------------------------------------

                                  Schedule B
                                  ----------

                                MGM Grand, Inc.

           $710,000,000 OF 9 3/4% SENIOR SUBORDINATED NOTES DUE 2007

1. The initial public offering price of the Notes shall be 98.763% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

2. The purchase price to be paid by the Underwriters for the Notes shall be 97.153% of the principal amount thereof./1/

3.   The interest rate on the Notes shall be 9 3/4% per annum.



_______________

/1/ This purchase price is adjusted to reflect the agreement of the Underwriters and the Company that the Underwriters will pay the full public offering price for any Directed Securities ultimately purchased by the Participants and a purchase price of 97.013% of the principal amount thereof for the other Notes.

                                   Schedule C
                                   ----------

                              Company Subsidiaries


MGM Grand Hotel, Inc., a Nevada corporation
MGM Grand Movieworld, Inc., a Nevada corporation
Grand Laundry, Inc., a Nevada corporation
MGM Grand Advertising, Inc., a Nevada corporation
MGM Entertainment, Inc., a Nevada corporation
MGM Grand Monorail, Inc., a Nevada corporation
MGM Dist., Inc., a Nevada corporation
Destron, Inc., a Nevada corporation
Destron Marketing, Inc., a Nevada corporation
MGM Grand Merchandising, Inc., a Nevada corporation
MGM Grand Diamond, Inc., a Nevada corporation
MGM Grand Australia Pty Ltd., an Australian corporation
Diamond Darwin Pty Ltd., an Australian corporation
Diamond Leisure Pty Ltd., an Australian corporation
Territory Property Trust, an Australian corporation
Fernbank Pty Ltd., an Australian corporation
MGM Grand Atlantic City, Inc., a New Jersey corporation
MGM Grand Development, Inc., a Nevada corporation
MGM Grand South Africa, Inc., a Nevada corporation
MGM Grand South Africa Pty Ltd., a South African corporation
MGM Grand Detroit, Inc., a Delaware corporation
MGM Grand Detroit, LLC, a Delaware limited liability company
MGM Grand Detroit II, LLC, a Delaware limited liability company
1533 North Woodward, Inc., a Michigan corporation
Jefferson Holdings, LLC, a Michigan limited liability company
Business Development Fund, LLC, a Delaware limited liability company
New PRMA Las Vegas, Inc., a Nevada corporation
New York-New York Hotel and Casino, LLC, a Nevada limited liability company Metropolitan Marketing, LLC, a Nevada limited liability company
The Primadonna Company, LLC, a Nevada limited liability company
PRMA, LLC, a Nevada limited liability company
PRMA Land Development Company, a Nevada corporation
PRMA-MS, Inc., a Mississippi corporation
MGMGMR Acquisition, Inc., a Nevada corporation
MGM Acquisition Co. #1, a Nevada corporation
MGM Acquisition Co. #2, a Nevada corporation
MGM Acquisition Co. #3, a Nevada corporation
MGM Acquisition Co. #4, a Nevada corporation
MGM Acquisition Co. #5, a Nevada corporation
MGM Acquisition Co. #6, a Nevada corporation
MGM Acquisition Co. #7, a Nevada corporation

MGM Acquisition Co. #8, a Nevada corporation
MGM Acquisition Co. #9, a Nevada corporation
MGM Acquisition Co. #10, a Nevada corporation
MGM Acquisition Co. #11, a Nevada corporation
MGM Acquisition Co. #12, a Nevada corporation
MGM Acquisition Co. #13, a Nevada corporation
MGM Acquisition Co. #14, a Nevada corporation
MGM Acquisition Co. #15, a Nevada corporation
MGM Acquisition Co. #16, a Nevada corporation
MGM Acquisition Co. #17, a Nevada corporation
MGM Acquisition Co. #18, a Nevada corporation
MGM Acquisition Co. #19, a Nevada corporation
MGM Acquisition Co. #20, a Nevada corporation
MGM Acquisition Co. #21, a Nevada corporation
MGM Acquisition Co. #22, a Nevada corporation
MGM Acquisition Co. #23, a Nevada corporation
MGM Acquisition Co. #24, a Nevada corporation
MGM Acquisition Co. #25, a Nevada corporation
MGM Acquisition Co. #26, a Nevada corporation
MGM Acquisition Co. #27, a Nevada corporation
MGM Acquisition Co. #28, a Nevada corporation
MGM Acquisition Co. #29, a Nevada corporation
MGM Acquisition Co. #30, a Nevada corporation
MGM Acquisition Co. #31, a Nevada corporation
MGM Acquisition Co. #32, a Nevada corporation
MGM Acquisition Co. #33, a Nevada corporation
MGM Acquisition Co. #34, a Nevada corporation
MGM Acquisition Co. #35, a Nevada corporation
MGM Acquisition Co. #36, a Nevada corporation
MGM Acquisition Co. #37, a Nevada corporation
MGM Acquisition Co. #38, a Nevada corporation
MGM Acquisition Co. #39, a Nevada corporation
MGM Acquisition Co. #40, a Nevada corporation
MGM Acquisition Co. #41, a Nevada corporation
MGM Acquisition Co. #42, a Nevada corporation
MGM Acquisition Co. #43, a Nevada corporation
MGM Acquisition Co. #44, a Nevada corporation
MGM Acquisition Co. #45, a Nevada corporation
MGM Acquisition Co. #46, a Nevada corporation
MGM Acquisition Co. #47, a Nevada corporation
MGM Acquisition Co. #48, a Nevada corporation
MGM Acquisition Co. #49, a Nevada corporation
MGM Acquisition Co. #50, a Nevada corporation
MGM Acquisition Co. #51, a Nevada corporation
MGM Acquisition Co. #52, a Nevada corporation
MGM Acquisition Co. #53, a Nevada corporation

MGM Acquisition Co. #54, a Nevada corporation
MGM Acquisition Co. #55, a Nevada corporation
MGM Acquisition Co. #56, a Nevada corporation

                                  Schedule D
                                  ----------

                              Mirage Subsidiaries

AC Holding Corp., a Nevada corporation
AC Holding Corp. II, a Nevada corporation
The April Cook Companies, a Nevada corporation
Atlandia Design and Furnishings, Inc., a Nevada corporation
Beau Rivage Distribution Corp., a Mississippi corporation
Beau Rivage Marketing Corp., a Nevada corporation
Beau Rivage Resorts, Inc., a Mississippi corporation
Bellagio, a Nevada corporation
Boardwalk Casino, Inc., a Nevada corporation
Bungalow, Inc., a Mississippi corporation
Country Star Las Vegas, LLC, a Nevada limited liability company
DAP Corporation, a Pennsylvania corporation
EGARIM, Inc., an Alabama corporation
GN Marketing Corp., New York corporation
GNL, Corp., a Nevada corporation
GNLV, Corp., a Nevada corporation
GNLV Marketing Corp., a Nevada corporation
GNS Finance Corp., a Nevada corporation
Golden Nugget (ASIA) Ltd., a Nevada corporation
Golden Nugget Aviation Corp., a Nevada corporation
Golden Nugget Experience Corp., a Nevada corporation
Golden Nugget Finance Corp., a Nevada corporation
Golden Nugget Lawrenceburg, Inc., an Indiana corporation
Golden Nugget Marketing Corp., a California corporation
Golden Nugget Marketing Corp., a Texas corporation
Golden Nugget Marketing Corp. - Illinois, a Nevada corporation Golden Nugget Manufacturing Corp., a Nevada corporation
LV Concrete Corp., a Nevada corporation
MAC, Corp., a New Jersey corporation
MCD Gaming Corp., a Michigan corporation
MH, Inc., a Nevada corporation
M.I.R. Travel, a Nevada corporation
MRGS Corp., a Nevada corporation
The Mirage Casino-Hotel, a Nevada corporation
Mirage Entertainment and Sports, Incorporated, a Nevada corporation The Mirage-Golden Nugget Hong Kong, Ltd., a Nevada corporation
The Mirage-Golden Nugget Taiwan, Ltd., a Nevada corporation
Mirage Hawaii Marketing Corp., a Nevada corporation
Mirage International, a Nevada corporation
Mirage Laundry Services Corp., a Nevada corporation
Mirage Leasing Corp., a Nevada corporation
Mirage Resorts of Maryland, Inc., a Maryland corporation
Mirage Resorts Retail, a Nevada corporation

Mirage Resorts Risk Management, a Nevada corporation
Mirage Resorts Vacations, LLC, a Nevada limited liability company
Mirage South China, Inc.,  a Nevada corporation
Restaurant Ventures of Nevada, Inc., a Nevada corporation
SHCR Corp., a Texas corporation
See Saw Sign Corp., a Nevada corporation
Treasure Island Corp., a Nevada corporation
Treasure Island Productions, Inc., a Nevada corporation
TYOH Advertising, Inc., a Nevada corporation
VidiAd, a Nevada corporation

                                   Exhibit A
                                   ---------

                           Opinion matters covered by
        Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP,
                             counsel to the Company

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

          (ii) The Company has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture and the Notes.

          (iii) To the best of their knowledge and information, the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required (after giving effect to the Merger), except where failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Post-Merger Subsidiaries considered as one enterprise.

          (iv) Each Post-Merger Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and Prospectus but only to the extent the same are currently conducted and operated and to enter into and perform its obligations under this Agreement, the Indenture and the Subsidiary Guarantees and, to the best of their knowledge and information, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where failure to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Post-Merger Subsidiaries considered as one enterprise. Assuming that the Company acquired (or, with respect to Mirage and the Mirage Subsidiaries, acquires) such shares in good faith and without knowledge of any adverse claim, to the best of such counsel's knowledge, all of the issued and outstanding capital stock of each Post-Merger Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is (or, with respect to Mirage and the Mirage Subsidiaries, following the Merger will be) owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except for Permitted Liens under the Indenture).

          (v) This Agreement has each been duly authorized, executed and delivered by the Company and the Company Subsidiary Guarantors.

          (vi) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (vii) At the time the Registration Statement became effective and at the Closing Time, the Registration Statement (other than the financial statements and supporting schedules and other financial and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (viii) To the best of their knowledge and information, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

          (ix) The information in the Prospectus under "Description of the Notes," "Description of Our Long Term Debt" and "Description of Debt Securities," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

          (x) To the best of their knowledge and information, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof or references thereto are correct in all material respects, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference, where the consequences of such default would have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise.

          (xi) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Notes and the Subsidiary Guarantees contemplated herein and in the Prospectus or in connection with the Merger or the Mirage Subsidiary Mergers, except (a) as disclosed in the Registration Statement or (b) such as may be required under the Gaming Laws which have been obtained or the 1933 Act or the 1933 Act Regulations or state securities law or the qualification of the Indenture under the 1939 Act; and, to the best of their knowledge and information, the execution, delivery and performance of this Agreement, the Indenture, the Supplemental Indenture, the Notes, the Subsidiary Guarantees, the Merger Agreement and the Subsidiary Merger Agreements and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Subsidiary Guarantors with its or their obligations hereunder and thereunder will not: (1) conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the

     Company or any of the Post-Merger Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any Post-Merger Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Post-Merger Subsidiary is subject which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Post-Merger Subsidiaries considered as one enterprise; or (2) result in any violation of the provisions of (A) any applicable law, administrative regulation or administrative or court decree which would result in a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Post-Merger Subsidiaries considered as one enterprise or (B) the charter or by-laws of the Company or any Post-Merger Subsidiary.

          (xii) To the best of their knowledge and information, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xiii) The Indenture, the Notes and the Merger Agreement have been duly authorized by the Company and, assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Indenture and the Merger Agreement constitute, and the Notes (when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor) will constitute, the valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles, and except that certain provisions of the Indenture and the Notes may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (xiv) The Indenture, the Subsidiary Guarantees contained within the Indenture and the Subsidiary Merger Agreements have been duly authorized, executed and delivered by the Company Subsidiary Guarantors and (assuming the due authorization, execution and delivery of the Indenture by the Trustee) constitute valid and binding agreements of the Company Subsidiary Guarantors enforceable against the Company Subsidiary Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles, and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (xv) The Indenture, the Subsidiary Guarantees contained within the Indenture, the Subsidiary Merger Agreements and the Supplemental Indenture have been duly authorized by the Mirage Guarantors, the Indenture and the Subsidiary Guarantees constitute (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and, upon the execution and delivery of the Subsidiary Merger Agreements and the Supplemental Indenture upon the consummation of the Merger, such Subsidiary Merger Agreements and the Supplemental Indenture will constitute, valid and binding agreements of the Mirage Guarantors enforceable against them in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles, and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (xvi) The Notes and the Subsidiary Guarantees are in the form contemplated by the Indenture.

          (xvii)  The Indenture has been duly qualified under the 1939 Act.

          (xviii) The Notes, the Subsidiary Guarantees and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

          (xix) Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

          In giving its opinions required by subsection (b)(1) of Section 5, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP shall be entitled to rely on the opinions of Peter Walsh and Lionel, Sawyer and Collins with respect to Nevada law matters, Eaton and Cottrell with to Mississippi law matters and Sterns & Weinroth with respect to New Jersey law matters.

                                   Exhibit B
                                   ---------

                    Opinion matters covered by Peter Walsh,
                           General Counsel of Mirage

          (i) Each of Mirage and the Mirage Subsidiaries listed on Schedule D hereto (other than Beau Rivage Distribution Corp., Beau Rivage Resorts, Inc. and MAC, Corp.)(the "Mirage Subsidiaries", and together with Mirage, the "Mirage Entities") has been duly incorporated or formed and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation. All of the issued and outstanding shares of capital stock of each of Mirage Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by Mirage or one of the other Mirage Subsidiaries. All of the issued and outstanding shares of capital stock of Mirage have been duly authorized and validly issued, are fully paid and nonassessable and will upon the consummation of the Merger be directly owned of record by the Company. Assuming that the Company acquires such shares without knowledge of any adverse claim, to the best of such counsel's knowledge, the Company or one of its subsidiaries will hold such shares free and clear of any security interest, lien, encumbrance or other adverse claim. All of the issued and outstanding shares of capital stock of each of the Mirage Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are (and immediately following the consummation of the Merger will be) directly owned of record by Mirage or one of the other Mirage Subsidiaries. Assuming that Mirage acquired such shares without knowledge of any adverse claim, to the best of such counsel's knowledge, Mirage holds (and immediately following the consummation of the Merger, the Company or one of its subsidiaries will hold) such shares free and clear of any security interest, lien, encumbrance or other adverse claim. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any of the Mirage Entities or any security convertible into, exercisable for, or exchangeable for stock of any Mirage Entity.

          (ii) Each of the Mirage Entities has all requisite corporate power and authority to own, lease and license their assets and properties, to conduct their businesses as described and to the extent described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated and to enter into and perform its obligations under this Agreement, the Indenture, its Subsidiary Guarantee, the Merger Agreement, a Subsidiary Merger Agreement and the Supplemental Indenture, to the extent that it is a party hereto or thereto.

          (iii) To the extent the Mirage Entities are parties thereto, the Indenture, the Subsidiary Guarantees contained therein and the Supplemental Indenture have been duly and validly authorized, and the Indenture and the Subsidiary Guarantees have been executed and delivered by the Mirage Entities.

          (iv) To such counsel's knowledge, none of the Mirage Entities is in violation of any term or provision of its charter or bylaws. Except as disclosed in the Registration Statement and the Prospectus, to such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by any of the Mirage Entities of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which any of the Mirage Entities is a party or by which they or any of their assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

          (v) Each of the Mirage Entities has all authorizations, approvals, consents, orders, licenses, certificates and permits required of or from any governmental or regulatory body under the Gaming Laws")(each, a "Permit") to own, lease and license its assets and properties and to conduct its business as described in the Registration Statement and the Prospectus but only to the extent the same are currently conducted and operated, to consummate the Merger and to issue the Notes and the Subsidiary Guarantees. To such counsel's knowledge, the each of the Mirage Entities has fulfilled and performed in all material respects all of their obligations with respect to Permits, and, to the best of such counsel's knowledge, neither the Mirage nor any of the Mirage Subsidiaries is in violation of any term or provision of any such Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder of any such Permits.

          (vi) To the extent the Mirage Entities are parties hereto, this Agreement has been duly authorized, executed and delivered by the Mirage Entities. No Permits are required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement to be entered into prior to or contemporaneously with the sale of the Notes and the Subsidiary Guarantees (including the Mirage Subsidiary Mergers), except (i) as disclosed in the Registration Statement and (ii) except for such Permits that have been obtained.

          (vii) To the extent parties thereto, the Merger Agreement, the Subsidiary Merger Agreements and the Supplemental Indenture have been duly authorized by the Mirage Entities to the extent they are parties thereto and, upon the execution and delivery thereof upon the consummation of the Merger Agreement and the Subsidiary Merger Agreements, will constitute, valid and binding agreements of the Mirage Guarantors enforceable against such Mirage Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Mirage Guarantors under the Supplemental Indenture and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (x) The statements in Mirage's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 under the caption "Item 1. Business-Regulation and Licensing-Nevada" insofar as such statements constitute a summary of matters of Nevada law, a summary of Nevada proceedings or Nevada legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

                                   Exhibit C
                                   ---------

              Opinion matters covered by Lionel, Sawyer & Collins,
                         Nevada counsel to the Company

          (i) Each of the domestic Company Subsidiaries listed on Schedule C hereto (other than MGM Grand Atlantic City, Inc., MGM Grand Detroit, Inc., MGM Grand Detroit, LLC, MGM Grand Detroit II, LLC, 1533 North Woodward, Inc., Jefferson Holdings, LLC and Business Development Fund, LLC)(the "Nevada Subsidiaries"), that is a corporation, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. Each of the Nevada Subsidiaries that is a limited liability company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Nevada. All of the issued and outstanding shares of capital stock of each of the Company Nevada Subsidiaries that is a corporation have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or one of the Nevada Subsidiaries. All of the issued and outstanding membership interests of each of the Nevada Subsidiaries that is a limited liability company have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company or one of the Nevada Subsidiaries. Assuming that the Company acquired such shares and interests in good faith and without knowledge of any adverse claim, to the best of such counsel's knowledge, the Company or its subsidiary holds such shares and interests free and clear of any security interest, lien, encumbrance or other adverse claim. To the best of such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any of the Nevada Subsidiaries or any security convertible into, exercisable for, or exchangeable for stock of any Nevada Subsidiary.

          (ii) Each of the Nevada Subsidiaries has all requisite corporate or limited liability company power and authority to own, lease and license its assets and properties, to conduct its businesses as described and to the extent described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated and to enter into and perform its obligations under this Agreement, the Indenture, its Company Subsidiary Guarantee, the Merger Agreement and a Subsidiary Merger Agreement, to the extent that it is a party hereto or thereto.

          (iii) To the extent the Nevada Subsidiaries are parties thereto, the Indenture and the Company Subsidiary Guarantees contained therein have been duly and validly authorized, and the Indenture and such Company Subsidiary Guarantees have been executed and delivered by the Nevada Subsidiaries.

          (iv) To the best of such counsel's knowledge, none of the Nevada Subsidiaries is in violation of any term or provision of its articles or incorporation or bylaws, or articles of organization or operating agreement, as the case may be. Except as disclosed in the Registration Statement and the Prospectus, to the best of such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by any of the Nevada Subsidiaries of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which any of the Nevada Subsidiaries is a party or by which they or any of their assets or properties or businesses may be bound or affected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

          (v) Each of the Company and the Nevada Subsidiaries has all authorizations, approvals, consents, orders, licenses, certificates and permits required of or from any governmental or regulatory body under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (the "Nevada Gaming Laws")(each, a "Nevada Permit") to own, lease and license its assets and properties and to conduct its business as described in the Registration Statement and the Prospectus but only to the extent the same are currently conducted and operated, to consummate the Merger and to issue the Notes and to execute the Company Subsidiary Guarantees. To the best of such counsel's knowledge, the Company and each of the Nevada Subsidiaries have fulfilled and performed in all material respects all of their obligations with respect to Nevada Permits, and, to the best of such counsel's knowledge, neither the Company nor any Nevada Subsidiary is in violation of any term or provision of any such Nevada Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the holder of any such Nevada Permits.

          (vi) To the extent the Nevada Subsidiaries are parties hereto, this Agreement has been duly authorized, executed and delivered by the Nevada Subsidiaries. No Nevada Permits are required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement and the Prospectus to be entered into prior to or contemporaneously with the sale of the Notes and the execution of the Company Subsidiary Guarantees (including the Mirage Subsidiary Mergers), except (i) as disclosed in the Registration Statement and the Prospectus and (ii) for such Nevada Permits that have been obtained.

          (vii) Assuming (except as hereinafter provided with respect to the Notes) the due authorization, execution and delivery of the Indenture by the Company, the Indenture constitutes, and the Notes, when executed by the Company and authenticated by the Trustee in the manner provided in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the purchase price therefor, will constitute, the valid and binding agreements of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles and except that certain provisions of the above- referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company under the Notes and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (viii) The Indenture (including the Company Subsidiary Guarantees therein) has been duly authorized, executed and delivered by the Company Nevada Subsidiaries to the extent they are parties thereto. Assuming the due authorization, execution and delivery of the Indenture by the Company Subsidiary Guarantors (other than the Nevada Subsidiaries) and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture (including the Company Subsidiary Guarantees therein) constitutes valid and binding agreements of the Company Subsidiary Guarantors enforceable against such Company Subsidiary Guarantors in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law relating to or affecting creditors' rights generally or by general equitable principles and except that certain provisions of the above-referenced documents may not be enforceable in whole or in part under the laws of the State of Nevada, but the inclusion of such provisions does not affect the validity of such documents and such documents contain adequate provisions for enforcing payment of the monetary obligations of the Company Subsidiary Guarantors under the Indenture and for the practical realization of the rights and benefits afforded thereby, provided such enforcement is conducted in accordance with the procedures established by the laws of the State of Nevada.

          (ix) Upon the filing of the Articles of Merger (as defined in the Merger Agreement) with the Nevada Secretary of State, the Merger will be effective under Section 92A.240 of the Nevada Revised Statutes ("NRS"). Under Section 92A.250(1) of the NRS (a) each of the issued and outstanding shares of capital stock of Mirage, the Company and MGMGMR Acquisition, Inc., a Nevada corporation, will be converted as provided in the Merger Agreement and (b) Mirage as the surviving entity will have all of the liabilities of the constituent entities to the Merger. Upon filing of the respective Articles of Merger (as defined in the respective Subsidiary Merger Agreement) for the Mirage Subsidiary Mergers with the Nevada Secretary of State, the Mirage Subsidiary Mergers will be effective under
     Section 92A.240 of the NRS. Under Section 92A.250(1) of the NRS (a) each of the issued and outstanding shares of capital stock of the Nevada Subsidiaries and the Mirage Guarantors which are a party to a Subsidiary Merger Agreement will be converted as provided in such Subsidiary Merger Agreement and (b) the Post-Merger Subsidiary that is the surviving entity will have all of the liabilities of the constituent entities to such Mirage Subsidiary Merger

          (x) The statements under the caption "Regulation and Licensing-- Nevada Gaming Regulation" (and the statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 under the caption "Item 1. Business-Hotels and Gaming-Nevada Government Regulation") included in the Prospectus insofar as such statements constitute a summary of matters of Nevada law, a summary of Nevada proceedings or Nevada legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

                                   Exhibit D
                                   ---------

                 Opinion matters covered by Sterns & Weinroth,
                       New Jersey counsel to the Company

          (i) Each of MGM Grand Atlantic City, Inc. ("MGM-AC") and MAC, Corp. ("MAC" and together with MGM-AC, the "New Jersey Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of New Jersey. All of the issued and outstanding shares of capital stock of the MGM-AC have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by the Company. Assuming the Company acquired such shares without knowledge of any adverse claim, to the best of such counsel's knowledge, the Company or its subsidiary holds such shares free and clear of any security interest, lien, encumbrance or other adverse claim. All of the issued and outstanding shares of capital stock of the MAC have been duly authorized and validly issued, are fully paid and nonassessable and are (and immediately following the consummation of the Merger will be) directly owned of record by Mirage. Assuming Mirage acquired such shares without knowledge of any adverse claim, to the best of such counsel's knowledge, Mirage holds (and immediately following the consummation of the Merger will hold) such shares free and clear of any security interest, lien, encumbrance or other adverse claim. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any New Jersey Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such Subsidiary.

          (ii) Each of the New Jersey Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture, its Subsidiary Guarantee, a Subsidiary Merger Agreement and the Supplemental Indenture, to the extent that it is a party hereto or thereto.

          (iii) Each New Jersey Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the Indenture, its Subsidiary Guarantee, a Subsidiary Merger Agreement and the Supplemental Indenture, to the extent that it is a party hereto or thereto.

          (iv) To such counsel's knowledge, no New Jersey Subsidiary is in violation of any term or provision of its charter or bylaws. Except as disclosed in the Registration Statement and the Prospectus, to such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such New Jersey Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such New Jersey Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or effected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

          (v) No authorization, approval, consent, order, license, certificate or permit (each, "a New Jersey Permit") required of or from any governmental or regulatory body under the New Jersey Casino Control Act and the rules and regulations promulgated thereunder (the "New Jersey Gaming Laws") is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement to be entered into in connection therewith (including the Merger, the Mirage Subsidiary Mergers and the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement and except for such New Jersey Permits that have been obtained. This Agreement, the Registration Statement and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any New Jersey Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any New Jersey Gaming Laws, and such approvals have not been revoked, modified or rescinded.

          (vi) The statements in the Prospectus under the caption "Regulation and Licensing--New Jersey Government Regulation" insofar as such statements constitute a summary of matters of New Jersey law, a summary of New Jersey proceedings or New Jersey legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

                                   Exhibit E
                                   ---------

               Opinion matters covered by Dickinson Wright PLLC,
                        Michigan counsel to the Company

          (i) No authorization, approval, consent, order, license, certificate or permit (each, a "Michigan Permit") required of or from any governmental or regulatory body under the Michigan Gaming Control Act and the rules and regulations promulgated thereunder (the "Michigan Gaming Laws") is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement to be entered into in connection therewith (including the Merger, the Mirage Subsidiary Mergers and the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement and except for such Michigan Permits that have been obtained. This Agreement, the Registration Statement and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any Michigan Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any Michigan Gaming Laws, and such approvals have not been revoked, modified or rescinded.

          (ii) The statements in the Prospectus under the caption "Regulation and Licensing--Michigan Government Regulation and Taxation " insofar as such statements constitute a summary of matters of Michigan law, a summary of Michigan proceedings or Michigan legal conclusions, in each case as in effect at the time such statements were made, are correct in all material respects.

                                   Exhibit F
                                   ---------

                 Opinion matters covered by Eaton and Cottrell,
                       Mississippi counsel to the Company

          (i) Each of Beau Rivage Distribution Corp., Beau Rivage Resorts, Inc. and Bungalow, Inc. (the "Mississippi Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of Mississippi. Based upon certificates of the Mississippi Subsidiaries and our review of the articles of incorporation, bylaws, minute books and stock record books of the Mississippi Subsidiaries, all of the issued and outstanding shares of capital stock of the Mississippi Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are directly owned of record by Mirage or a wholly owned domestic subsidiary of Mirage. Assuming Mirage or such subsidiary acquired such shares in good faith and without knowledge of any adverse claim, to such counsel's knowledge, Mirage or such subsidiary holds (and immediately following the consummation of the Merger will hold) such shares free and clear of any security interest, lien, encumbrance or other adverse claim. To such counsel's knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding subscription, option, warrant or other right calling for the issuance of any share of stock of any Mississippi Subsidiary or any security convertible into, exercisable for, or exchangeable for stock of such Subsidiary.

          (ii) Each of the Mississippi Subsidiaries has all requisite corporate power and authority to own, lease and license its assets and properties, to conduct its businesses as described in the Registration Statement and Prospectus, but only to the extent the same are currently conducted and operated, and to enter into and perform its obligations under this Agreement, the Indenture, its Subsidiary Guarantee, a Subsidiary Merger Agreement and the Supplemental Indenture, to the extent that it is a party hereto or thereto, except as (x) such obligations may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, and other similar laws or by legal or equitable principles relating to or limiting creditor's rights generally, or (y) rights to indemnification may be limited, or (z) creditor's rights may be affected by the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder (the "Mississippi Gaming Laws").

          (iii) Based upon certificates of the Mississippi Subsidiaries and our review of the articles of incorporation, bylaws and minute books of the Mississippi Subsidiaries, each Mississippi Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, the Indenture, its Subsidiary Guarantee, a Subsidiary Merger Agreement and the Supplemental Indenture, to the extent that it is a party hereto or thereto.

          (iv) To such counsel's knowledge, no Mississippi Subsidiary is in violation of any term or provision of its articles of incorporation or bylaws. Except as disclosed in the Registration Statement and the Prospectus, to such counsel's knowledge, no default exists and no event has occurred which with notice or lapse of time, or both, would constitute a default in the due performance and observance of any express term, covenant or condition by such Mississippi Subsidiary of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which such Mississippi Subsidiary is a party or by which it or any of its assets or properties or businesses may be bound or effected, where the consequences of such default would have a material adverse effect on the assets, properties, business, results of operations, prospects or financial condition of the Company and its subsidiaries considered as one enterprise.

          (v) No authorization, approval, consent, order, license, certificate or permit (each, a "Mississippi Permit") required of or from any governmental or regulatory body under Mississippi Gaming Laws is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby or any other transaction described in the Registration Statement to be entered into in connection therewith (including the Merger, the Mirage Subsidiary Mergers and the issuance of the Subsidiary Guarantees) except as disclosed in the Registration Statement and the Prospectus and except for such Mississippi Permits that have been obtained. This Agreement, the Registration Statement and the Prospectus have been presented to any and all governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, and such documents and the transactions contemplated hereby or thereby have been approved by or on behalf of such governmental agencies or authorities to the extent required by any Mississippi Gaming Laws, and such approvals have not been revoked, modified or rescinded.

          (vi) The statements in the Prospectus under the caption "Regulation and Licensing--Mississippi Government Regulation" insofar as such statements constitute a summary of matters of Mississippi law, a summary of Mississippi proceedings or Mississippi legal conclusions, in each case as in effect at the date such statements were made, are correct in all material respects.

                                   Exhibit G
                                   ---------

               Opinion matters covered by Gibson, Dunn & Crutcher

     The matters set forth in (i), (v) (as to Delaware corporations), (vi),
(vii), and (xiii) to (xviii) inclusive, of Exhibit A.

     In giving its opinions required by subsection (b)(1) of Section 5, Gibson, Dunn & Crutcher LLP shall be entitled to rely on the opinions of Peter Walsh and Lionel, Sawyer and Collins with respect to Nevada law matters, Eaton and Cottrell with to Mississippi law matters and Sterns & Weinroth with respect to New Jersey law matters.